Exhibit 10.6

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

GAS GATHERING AGREEMENT

Between

MOUNTAIN FUEL SUPPLY COMPANY

AND

QUESTAR PIPELINE COMPANY

EFFECTIVE SEPTEMBER 1, 1993

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

GAS GATHERING AGREEMENT

Table of Contents

Recitals		1

Article I – Dedication		2

Article II – Gathering Service, Receipts and Deliveries		3

Article III – Gathering Charges, Reimbursements and Credits		4

	(a) Gathering Rates	4
	(1) Through August 31, 1995	4
	(2) September 1, 1995 – August 31, 1997	4
	(3) After August 31, 1997	4
	(b) Independent Facilities	5
	(c) New Well Connection Reimbursement	5

Article IV – Effective Date and Term		5

Article V – 1984 Gas Gathering Agreement		5

Article VI – Government Authorization		5

Article VII – Notices		6

General Terms and Conditions		GTC-1
1	DEFINITIONS	GTC-1
2	SCHEDULING OF GAS RECEIPTS AND DELIVERIES	GTC-1
3	WARRANTY	GTC-2
4	QUALITY	GTC-2
5	MEASUREMENT	GTC-2
6	FUEL GAS REIMBURSEMENT	GTC-3
7	BILLING AND PAYMENT	GTC-3
8	LIABILITY	GTC-4
9	FORCE MAJEURE	GTC-4
10	ASSIGNMENT	GTC-5
11	MISCELLANEOUS	GTC-5

Appendix A – Receipt and Delivery Points		A-1
Appendix B – Cost of Service and Rate Derivation		B-1
Appendix C – New Well Connection Reimbursement Under § III(c)		C-1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

GAS GATHERING AGREEMENT

This Agreement is entered into on this 11th day of October 1993, between Mountain Fuel, Supply Company (Mountain Fuel), 180 East First South Street, Salt Lake City, Utah 84111, and QUESTAR PIPELINE COMPANY (QUESTAR), 79 South State Street, Salt Lake City, Utah 84111. Mountain Fuel and Questar are collectively referred to as “the Parties.”

The Parties represent that:

1. On October 14, 1982, Mountain Fuel, Wexpro Company, the Utah Division of Public Utilities, the Utah Committee of Consumer Services and the Staff of the Public Service Commission of Wyoming entered into an agreement (the Wexpro Agreement) that provides for the operation and development of certain oil-and-gas properties previously owned by Mountain Fuel and Wexpro Company.

2. Pursuant to the provisions of the Wexpro Agreement, Mountain Fuel owns or has the right to purchase certain supplies of natural gas that are produced by Wexpro Company.

3. Mountain Fuel requires that certain of this Wexpro Agreement production be gathered and transported from points at which it is made available or produced to Mountain Fuel’s retail distribution facilities.

4. Questar currently provides gas-gathering services for Mountain Fuel for certain Wexpro Agreement gas in part pursuant to a Gas Gathering Agreement, dated July 1, 1984.

5. Up through August 31, 1993, Mountain Fuel purchased gas from Questar under Questar’s FERC firm sales Rate Schedule CD-1. This service incorporated, among other things, the field gathering of certain gas supplies by Questar that were necessary to support firm sales service to Mountain Fuel. In partial support of its contractual obligation to provide CD-1 sales service, Questar has built or acquired, and maintains and operates, a gathering system that is contiguous to its interstate transmission system.

6. Pursuant to Questar’s FERC gas tariff, firm sales service was provided to Mountain Fuel under two Rate Schedule CD-1 service agreements executed by Mountain Fuel and Questar on March 1, 1991, and amended as of December 1, 1992, with a primary term that was to expire on June 30, 1999.

7. Pursuant to Federal Energy Regulatory Commission (FERC) Order No 636 and related FERC orders, Questar submitted a comprehensive restructuring of its transportation, storage and gathering operations in FERC Docket No. RS92-9. Under the restructuring, approved by the FERC in Docket No RS92-9, Questar has (a) restructured its various services, and (b) terminated its sales function by assigning to Mountain Fuel all the gas purchase agreements that supported Rate Schedule CD-1 sales service. 64 FERC ¶61,157 (Aug. 2, 1993).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

8. As a result of Questar’s restructuring, described above, Mountain Fuel requires gathering services to transport gas purchased by Mountain Fuel from its purchase points to points on Questar’s transmission system.

9. Pursuant to the Docket No. RS92-9 restructuring, Questar transports Mountain Fuel’s gas on its transmission system under its FERC Gas Tariff.

10. Questar and Mountain Fuel wish to enter into a new agreement, under which Questar will gather designated Wexpro Agreement gas and Mountain Fuel-purchased gas, including certain gas that formerly supported the Rate Schedule CD-1 sales service. This Agreement is intended to replace the July 1, 1984, Gas Gathering Agreement and the gathering services formerly provided under Rate Schedule CD-1.

Therefore, the Parties agree as follows:

Article I – Dedication

(a) Except as limited in §§ I(b) and I(d), the following categories of gas are dedicated under this Agreement, up to a combined maximum daily quantity (MDQ) of ** Dth: (1) gas purchased by or produced for Mountain Fuel pursuant to the Wexpro Agreement, and (2) gas purchased by Mountain Fuel at the wellhead or any other point on or near Questar’s gathering system that is upstream from the interstate transmission system into which the gas will be delivered for Mountain Fuel’s account.

(b) The Parties acknowledge that Questar does not provide exclusive service to Mountain Fuel in certain fields. Excluded from dedication under this Agreement, at Mountain Fuel’s discretion, is gas from (i) wells, producing at the initial effective date [defined in § IV(a)] and gathered exclusively through facilities not owned by Questar, or (ii) wells completed in the future that would require reimbursement when evaluated under the criteria described in § III(c) of this Agreement.

(c) Subject to the physical and contractual limitations of Questar’s system, Mountain Fuel may adjust its MDQ to reflect its anticipated 12-month service requirement upon at least 180 days’ advanced written notice to Questar to be effective the next September 1. Any reduction under this provision will be effective no sooner than September 1, 1997.

(d) After August 31, 1997, gas produced for or purchased by Mountain Fuel under the Wexpro Agreement will remain subject to the terms of this Agreement In addition, any gas being purchased by Mountain Fuel from a third party and dedicated to this Agreement under §I(a)(2) on August 31, 1997, may, at Mountain Fuel’s option, continue to be dedicated under this Agreement from year to year (September 1 through August 31) until Mountain Fuel’s underlying gas-purchase agreement expires or until Mountain Fuel, on 180 days’ prior written notice, terminates dedication on the next August 31. The MDQ for use under this Agreement shall be accordingly modified to reflect the demonstrated deliverability of Wexpro Agreement gas and such third-party purchases.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Article II – Gathering Service, Receipts and Deliveries

(a) Questar shall gather up to the MDQ of ** Dth/day of gas dedicated under this Agreement on a firm basis for delivery for Mountain Fuel’s account into Questar’s transmission system or the pipelines of others connected to Questar’s gathering facilities.

(b) The gathering service shall include essential wellhead gas conditioning, collection and measurement through Questar’s gathering laterals, and field compression to enable delivery into connected pipelines.

(c) At the request of Mountain Fuel, Questar shall install all necessary facilities to connect any new well to Questar’s then-existing gathering system. If requested, Questar shall provide an estimate of the costs to connect any new well under this Agreement. Reimbursement of Questar’s costs, if any, shall be determined under § III(c). A “new well” is one that was not identified on Appendix A on the initial effective date. Except when prevented by a force majeure event, Questar shall connect each new well from which gas is to be gathered under this Agreement within 30 days of the later of:

(1)	Authorization from Mountain Fuel to connect the well, or

(2)	Receipt of all rights of way, permits and necessary authorizations.

(d) Mountain Fuel shall be permitted to change or add new receipt and delivery points, within its MDQ, upon 10 days’ advance written notification to Questar, subject to available capacity at the desired points.

(e) Questar shall receive gas from Mountain Fuel at the receipt points listed on Appendix A.

(f) So long as Mountain Fuel does not exceed the MDQ under § II(a), Mountain Fuel may use any gathering receipt or delivery point on an interruptible basis at any time.

(g) Mountain Fuel shall tender gas at pressures sufficient for delivery into Questar’s facilities against the existing pressures, but not exceeding the maximum allowable operating pressures (MAOPs) of Questar’s facilities.

(h) Questar shall deliver equivalent quantities of gas for Mountain Fuel’s account, less fuel and lost-and-unaccounted-for gas under § 6 of the General Terms and Conditions of this Agreement Delivery for Mountain Fuel’s account by Questar shall take place at the delivery points listed on Appendix A. Questar shall deliver these volumes of gas at the existing pressures, but not exceeding the MAOP in Questar’s facilities at the delivery points.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Article III – Gathering Charges, Reimbursements and Credits

(a) Gathering Rates.

(1) Through August 31, 1995. From the initial effective date of this Agreement until August 31, 1995, rates for gathering services and their derivation are set forth in Appendix B and were calculated on the basis of:

(i)	The annual cost of service assigned to Questar’s gathering function for calendar year 1992, as adjusted to establish rates in FERC Docket No. RS92-9, and reduced by $**, which is representative of the value of gathering service rendered by Questar to third parties.

(ii)	An assignment of **% of the resultant annual gathering cost of service to reservation charges and **% to usage charges.

(iii)	Billing determinants. Reservation charges: ** Dth/day, Usage charges: ** Dth (annual).

(2) September 1, 1995 – August 31, 1997. For the period from September 1, 1995, through August 31, 1997, rates will be determined by an application of the methodology shown in Appendix B and will be based on:

(i)	The annual cost of service attributable to Questar’s gathering function for calendar year 1994, reduced by the actual revenues received by Questar for providing gathering services to third parties during 1994, and adjusted in accordance with § 1 of Appendix B.

(ii)	An assignment of **% of the resultant annual gathering cost of service to reservation charges and **% to usage charges.

(iii)	Billing determinants. Reservation charge: ** Dth/day, unless adjusted under § 1(c), Usage charge: the actual quantity gathered under this Agreement during calendar 1994.

(3) After August 31, 1997. From September 1, 1997, until the termination of this Agreement, rates will be redetermined each year, to be effective from September 1 through the following August 31, and will be based on:

(i)	An allocated portion of the annual cost of service for the prior calendar year that is attributable to Questar’s gathering function through which any gas dedicated under § 1(d) flows during that year, in accordance with the methodology shown in Appendix B. The allocation under this subparagraph shall be the ratio of the annual deliverability of the volumes dedicated and flowing under § I(d) to total deliverability of volumes flowing through the same facilities.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(ii)	An assignment of **% of the resultant annual gathering cost of service to reservation charges and **% to usage charges.

(iii)	Billing determinants. Reservation charge: according to the MDQ established under § 1(d). Usage charge: the actual quantity gathered under this Agreement during the prior calendar year.

(b) Independent Facilities. Questar may construct new gathering facilities that will be operated independently of systems in operation on the initial effective date (i.e., facilities through which gas will flow that do not require the use of any part of Questar’s gathering system as it existed on the initial effective date). To the extent these facilities are not operated to provide service for Mountain Fuel, the costs and revenues associated with or derived from these systems shall be excluded when determining Mountain Fuel’s gathering rates under this Agreement.

(c) New Well Connection Reimbursement. For any new well to be connected to Questar’s gathering system at Mountain Fuel’s request under this Agreement that was not subject to this Agreement on the initial effective date, Mountain Fuel shall reimburse Questar according to the formula set forth in Appendix C of this Agreement.

Article IV – Effective Date and Term

(a) For all purposes in this Agreement, the “initial effective date” is September 1, 1993, the date of implementation of Questar’s restructuring in FERC Docket No. RS92-9.

(b) This Agreement will become effective on the initial effective date and will remain in full force and effect so long as Mountain Fuel is producing or purchasing gas pursuant to the Wexpro Agreement.

(c) Upon termination of this Agreement, deliveries and receipts shall continue for as long as necessary to eliminate any imbalance in quantities of gas owed by either Party to the other.

Article V – 1984 Gas Gathering Agreement

Upon implementation of the terms of this Agreement on the initial effective date, the July 1, 1984, Gas Gathering Agreement shall be terminated and superseded by this Agreement

Article VI – Government Authorization

(a) The Parties shall cooperate to obtain any necessary governmental authorization to implement this Agreement. To the extent that a governmental agency with jurisdiction over the rates, facilities or services addressed by this Agreement imposes terms or conditions on this Agreement that materially alter the rights or obligations of either party, this Agreement may be terminated or rescinded, as appropriate, by either party upon 15 days’ written notice to the other party.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(b) The Parties have entered into this Agreement with the expectation that the facilities, services and rates that are the subject of this Agreement do not come within the jurisdiction of the FERC. The Parties may, however, seek FERC approval of all or part of the Agreement to expedite its implementation. Any such action by the Parties will not be construed as a concession, acquiescence or waiver by either party of any legal position concerning the regulation of gathering facilities, service or rates.

(c) If the rates for Questar’s gathering services are deemed to be subject to regulation by an administrative agency that prescribes rates other than those specified in this Agreement for any period governed by this Agreement, the rates so specified shall be substituted for the rates provided for in Article III, Any substitution under this provision will apply only to the extent that, and for the period during which, the administrative agency lawfully exercises rate regulation over the services. Nothing in this provision will preclude either party from exercising its termination rights under § VI(a).

Article VII – Notices

All notices required in this agreement shall be in writing and shall be considered as having been given if delivered personally, by mail or facsimile transmission to either Questar or Mountain Fuel at the designated address. Normal operating instructions can be delivered by telephone or any electronic means. Notice of events of force majeure may be made by any electronic means and confirmed in writing. Monthly statements, payments, and any communications will be considered as delivered when mailed to the addresses listed below or to such other address as either Party designates in writing:

QUESTAR:	MOUNTAIN FUEL:
CONTACT ADMINISTRATOR	Vice President, Gas Supply
Gathering Division	Mountain Fuel Supply Company
Questar Pipeline Company	141 East First South Street
79 South State Street	Salt Lake City, Utah 84111
Salt Lake City, Utah 84111

THIS AGREEMENT is entered into by the authorized representatives of the Parties, whose signatures appear below.

QUESTAR PIPELINE COMPANY:	MOUNTAIN FUEL SUPPLY COMPANY:

/s/ J. B. Carricaburu	/s/ M. E. Benefield
J. B. Carricaburu	M. E. Benefield
Vice President, Gas Supply & Marketing	Vice President, Gas Supply
Signature date: October 12, 1993	Signature date: October 12, 1993

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

GENERAL TERMS AND CONDITIONS

OF

GAS GATHERING AGREEMENT

1 DEFINITIONS

1.1 “Firm,” as applied to service under this Agreement, refers to Questar’s contractual obligation to render the specified service unless the obligation is otherwise waived, reduced, modified or terminated by force-majeure events.

1.2 “Interruptible” means subject to reduction, suspension or termination of the receipt or delivery of gas.

1.3 “Questar’s gathering system” refers to all facilities owned or operated by Questar for the purposes of conveying natural gas on all or a portion of its movement from the production of the gas at the wellhead to the delivery of the gas into a pipeline that provides transportation of the gas in interstate commerce, as defined under § 1 of the Natural Gas Act.

1.4 Questar’s FERC Gas Tariff Vol. No.1. as amended and revised from time to time, will be used to define terms that are otherwise not defined in this Agreement.

2 SCHEDULING OF GAS RECEIPTS AND DELIVERIES

2.1 Scheduling. (All times are Mountain Standard or Daylight Time, as applicable.) If Mountain Fuel desires to have gas gathered on gas day one of each month, Mountain Fuel must notify Questar’s nomination department no later than 10:00 a.m. three working days prior to the commencement of service. For all succeeding days of the month, Mountain Fuel shall notify Questar’s nomination department no later than 10:00 a.m. each day of the quantity of natural gas it desires to have gathered from specific sources and receipt points commencing at 12:00 noon on the succeeding calendar day.

By electronic means or in writing by 12:00 noon of the nomination day, Questar shall then notify Mountain Fuel of the quantity that it can receive and deliver. Starting no later than 12:00 noon on the day following the calendar day of receipt of Mountain Fuel’s nomination, Questar shall commence to deliver an equivalent volume of natural gas. All scheduling of deliveries of gas between Mountain Fuel and Questar shall take this scheduled timing difference into account. Upon written agreement or telephone agreement (to be confirmed in writing) between Questar and Mountain Fuel, receipts and deliveries may commence earlier than provided by this schedule.

2.2 In connection with service provided to Mountain Fuel under Questar’s FERC Rate Schedule NNT (no-notice service), Mountain Fuel may modify its nominations under this § 2 at any time.

2.3 Operating Information and Estimates. Upon request of Questar, Mountain Fuel shall from time to time submit its best estimates of the daily, monthly and annual quantities of gas it expects to be gathered, together with such other operating data as Questar may require in order to schedule its operations.

2.4 Operating Requirements.

2.4.1 Mountain Fuel shall use reasonable efforts to deliver and receive gas at uniform hourly and daily rates of flow.

2.4.2 Mountain Fuel shall deliver gas to Questar at the receipt points at a pressure sufficient to allow the gas to enter Questar’s gathering system. Questar shall

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TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

not be required to compress natural gas into its system. If requested by Questar, Mountain Fuel shall provide equipment acceptable to Questar at each receipt point to prevent overpressuring Questar’s system.

2.4.3 Questar shall deliver gas at each transfer point to the receiving party at the pressure in Questar’s system after required measurement, flow control or regulation.

2.5 Limitations On Questar’s Gathering Obligations.

2.5.1 On any day, Questar shall not be obligated to deliver to Mountain Fuel a quantity of gas different from the equivalent volume received from Mountain Fuel during the same day, as adjusted under § 6 below.

2.5.2 For gathering service provided under this Agreement, Questar shall not be obligated to receive from or deliver to Mountain Fuel a quantity of gas in excess of the MDQ, unless Mountain Fuel has requested and Questar has agreed to provide overrun service.

3 WARRANTY

Mountain Fuel warranties title to and the right to deliver and use the gas shipped or committed to use under this Agreement and further warrants that the gas is free from all liens and adverse claims, including tax liens. Mountain Fuel will have the obligation to make settlements for all royalties due and payments owed to Mountain Fuel’s mineral and royalty owners. Mountain Fuel agrees to indemnify Questar and save it harmless from all suits, actions, claims, debts, accounts, damages, costs, losses, liens, license fees, and expenses which arise from Mountain Fuel’s ownership or control of the gas.

4 QUALITY

4.1 Questar may refuse to receive gas from Mountain Fuel if the gas does not meet the quality specifications of the party to whom the gas is to be delivered (including the interstate transmission facilities of Questar)

for the following: hydrogen sulfide and other forms of sulfur; inert substances; liquids; dust, gums, gum-forming constituents, dirt, impurities or other solid or liquid matter that might interfere with the merchantability of the gas; oxygen; or water vapor.

4.2 The gas tendered to Questar at each receipt point shall contain a gross heating value of at least 950 Btu per cubic foot.

4.3 The gas tendered to Questar at each receipt point shall be at a temperature between 35°F. and 120°F.

4.4 If the gas tendered to Questar under this Agreement fails to meet the specifications, as described in ¶¶ 4.1, 4.2 and 4.3, Questar shall notify Mountain Fuel and may, at its option, refuse to accept further receipt of gas pending correction.

4.5 Mountain Fuel shall indemnify Questar and hold it harmless from all suits, actions, regulatory proceedings, damages, costs, losses and expenses (including reasonable attorney fees) arising out of the failure of the gas tendered by Mountain Fuel to conform to the quality specifications, including any injury or damage done to Questar’s facilities.

4.6 Acceptance of gas that does not meet quality specifications is at Questar’s option. Acceptance of the gas does not constitute any waiver of Questar’s right to refuse to accept similarly nonconforming gas.

5. MEASUREMENT

5.1 The volumes of gas delivered to Questar by Mountain Fuel shall be measured by Questar according to its current FERC tariff. The meters shall be installed and tested and any discrepancies in the volumes measured shall be resolved according to Questar’s current FERC tariff.

5.2 All claims of any party as to the quantity of gas tendered and delivered must be submitted in writing by the party within 180 days from the date of commencement of the claimed discrepancy.

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TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

5.3 Either party may, at its option and expense, install and operate check measuring equipment, provided that the equipment is installed in a way that does not interfere with the operations of the other party. However, measurement of gas for the purpose of this Agreement shall be measured under ¶ 15.1. Either party’s check meters will be subject at all reasonable times to inspection and examination by a representative of the other party, but the reading, calibration, adjustment, and changing of charts will be done only by the party installing the check meters.

5.4 Each party shall, upon request, furnish to the other party at the earliest possible time all charts upon which it has based any statement. Each party shall return to the other party all charts after a 30-day period. Each party shall have access to the other party’s records and books at all reasonable business hours so far as they affect measurement and settlement for the gas received or delivered.

5.5 Questar shall integrate the charts and data obtained by the metering and measurement of the gas gathered under this Agreement. Upon written request, Questar shall furnish Mountain Fuel copies of measurement charts used in compiling any monthly statements. Mountain Fuel may compute the volume of gas from Questar’s charts and data. If Mountain Fuel’s computation of the volume of gas varies from Questar’s computation by less than the greater of 2% or 50 Dth, Questar’s computation will be deemed correct. If Mountain Fuel’s computation differs from Questar’s by more than the greater of 2% or 50 Dth, then Questar shall reintegrate and redetermine the volume of gas purchased. If Questar’s second computation varies from Mountain Fuel’s computation by less than the greater of 2% or 50 Dth, Mountain Fuel’s computation will be deemed correct. However, if Questar’s second computation still varies from Mountain Fuel’s computation by more than the greater of 2% or 50 Dth, then Questar’s initial computation will be deemed correct.

6 FUEL GAS REIMBURSEMENT

6.1 Fuel Reimbursement. For all gas tendered by Mountain Fuel under this Agreement, Mountain Fuel shall reimburse Questar with gas provided in-kind for:

6.1.1 The actual fuel used to treat or condition the gas to permit compliance with any quality requirements under § 4 and compressor fuel required to effect receipt or delivery of the gas, and

6.1.2 Mountain Fuel’s proportionate share of lost-and-unaccounted-for gas on Questar’s gathering system.

6.2 Nomination Adjustment. Mountain Fuel’s total nominations into Questar’s gathering system must include the amount of gas required to reimburse Questar for fuel use and lost-and-unaccounted-for gas.

7 BILLING AND PAYMENT

7.1 Monthly Bill.

7.1.1 On the 20th day of each month, Questar shall bill Mountain Fuel any applicable reservation charges for the current month.

7.1.2 By the 25th day of each month, Questar shall bill Mountain Fuel usage charges for all volumes of gas gathered for delivery during the immediately previous month as well as any other applicable charges. If actual quantities are not reasonably available, Questar may use estimates of the quantity of gas gathered for Mountain Fuel in computing the amounts due. Any necessary adjustment shall be made in later billings for differences between the estimated and actual qualities

7.2 Access to Billing Data. Both Parties will have the right to examine at reasonable times books, records and charts of the other to the extent necessary to verify the accuracy of any statement, charge or computation made under or pursuant to any of the provisions of such statement.

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TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

7.3 Payment. Mountain Fuel shall pay Questar on or before the last day of each month or within 10 days of the date the bill is received by Mountain Fuel under this section, whichever is later.

7.4 Late Payments.

7.4.1 Should Mountain Fuel fail to make timely payment of any part of the amount of any bill, the unpaid amount will be deemed late, and Questar shall charge interest from the date payment is due until the actual date of receipt of payment. The interest will be compounded quarterly until paid.

7.4.2 Interest will be calculated at the rate prescribed for the applicable period by 18 C.F.R. § 154.67(c).

7.4.3 Questar shall bill Mountain Fuel for any interest due in its next billing to Mountain Fuel, and Mountain Fuel shall pay the amount due according to this section. Questar may waive the interest on late payment made within Eve days of the due date. If an uncontested bill remains unpaid for 30 days or more after payment is due, Questar, in addition to any other remedy it may have, may, after giving Mountain Fuel 15 days’ written notice, suspend further receipt and delivery of gas for Mountain Fuel until full payment for all service rendered to date is made.

7.5 Contested Bills. Any billing or statement may be contested within 180 days from its receipt by Mountain Fuel. If Mountain Fuel (i) contests all or any part of a bill in good faith, (ii) pays to Questar the amounts it concedes to be correct, and (iii) within 30 days of a demand made by Questar furnishes a surety bond guaranteeing payment in the amount of the disputed portion of the bill, then Questar may not suspend further delivery of gas unless default has occurred under the conditions of the bond. No payment by Mountain Fuel of the amount of a disputed bill will prejudice its right to claim an adjustment of the disputed bill. Mountain Fuel shall pay interest of disputed portions of a bill for which it has withheld payment, and which ultimately are found due.

7.6 Billing Errors. If an error is discovered in the amount of any bill, the error shall be adjusted within 30 days of the determination that an adjustment is required, provided that the claim for adjustment will have been made within 180 days from the date of the bill. If it is determined that Mountain Fuel has been overcharged and has paid the statement containing the overcharge, then, within 30 days after the final determination, Questar shall refund the amount overcharged with interest. If it is determined that Mountain Fuel has been undercharged, Mountain Fuel shall pay the amount undercharged with interest. The rate of any interest to be paid by either party under this provision will be governed by 18 C.F.R. § 154.67(c). In the event that any portion of a statement is in dispute, payment of the disputed portion will not be deemed a waiver of the right to contest such disputed portion in any forum having jurisdiction.

8 LIABILITY

Each party assumes full responsibility and liability arising from the operation of the facilities it owns and agrees to hold the other party harmless from any liability whatever arising from the owning party’s installation, ownership or operation of its facilities.

9 FORCE MAJEURE

9.1 Definition. The term “force majeure” as employed in this agreement will mean acts of God, strikes, lockouts or other labor or industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, severe weather, storms floods, washouts, arrest and restraint from rulers of people, necessity for

GTC-4

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

compliance with any court order, law ordinance or regulations promulgated by a governmental authority having jurisdiction, civil disturbances, explosions, breakage or accident to machinery, instrumentation, or lines of pipe, sudden partial or sudden entire failing of wells, freezing of wells or pipelines, inability to secure right-of-way, materials, supplies or labor, including inability or failure to obtain materials and supplies due to governmental regulations, and causes of like or different kind, whether enumerated in this agreement or not, and not within the control of the parry claiming force majeure, and which by the exercise of due diligence such party is unable to overcome. 9.2 Notice. If either party is rendered wholly or partially unable to carry out its obligations under this Agreement due to force majeure, the party shall give written notice describing the event of force majeure as soon as is reasonably possible after the occurrence. The obligations of the Parties, other than to make payments of amounts due so far as they are affected by such force majeure, will be suspended during the continuance of the event of force majeure, but for no longer period. The affected party shall remedy the event of force majeure in a commercially reasonable manner. Nothing in this Agreement shall be construed to require either party to settle a strike or labor dispute against its better judgment.

10 ASSIGNMENT

All rights and duties under this Agreement shall inure to and be binding upon the successors and assignees of the Parties. No conveyance or transfer of any interest of either party, except a transfer to an affiliate, will be binding upon the other party until the other party has been furnished with notice and a true copy of the conveyance or transfer. The successor or assignee agrees in writing to be bound by all the terms and conditions of the agreement and that the successor or assignee assumes all the obligations under this Agreement.

11 MISCELLANEOUS

11.1 A waiver by either party of any one or more defaults by the other party shall not operate as a waiver of any future default.

11.2 This Agreement, including any appendices and these General Terms and Conditions, contains the entire understanding of the Parties and may only be amended by an instrument in writing signed by the Parties.

11.3 In interpreting this Agreement, the recitals will be considered as part of this Agreement and not as surplusage.

11.4 This Agreement shall be construed under the laws of Utah.

GTC-5

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

APPENDIX A

TO THE

GAS GATHERING AGREEMENT

DATED: OCTOBER 11, 1993

BETWEEN

MOUNTAIN FUEL SUPPLY COMPANY

AND

QUESTAR PIPELINE COMPANY

RECEIPT POINTS

The interconnection of Questar’s gathering facilities and the production facilities associated with the following wells:

Receipt points associated with Wexpro Agreement.

**

Non-Wexpro Agreement receipt points.

**

DELIVERY POINTS

Delivery points associated with Wexpro Agreement.

**

Non-Wexpro Agreement Delivery Points.

**

A-1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

APPENDIX B

TO THE

GAS GATHERING AGREEMENT

DATED: OCTOBER 11, 1993

BETWEEN

MOUNTAIN FUEL SUPPLY COMPANY

AND

QUESTAR PIPELINE COMPANY

GATHERING RATE DETERMINATION

The reservation and usage rates to be charged for gathering natural gas under the terms of this Agreement shall be determined according to the following provisions and guidelines.

1. The calculation of the gathering rates under § III(a) of the Agreement shall incorporate data and accounting and other information for the most recent calendar year for which complete data are available. For the initial rates, this will be the calendar year 1992, as adjusted to reflect the elements incorporated and approved in FERC Docket No. RS92-9. For subsequent rate determinations under this Agreement, such information shall be adjusted as necessary to reflect known and measurable changes1 in Questar’s gathering operations that will be effective during the years for which rates are to be in effect. Such changes shall be consistent with the provisions of ¶¶ 2 and 3.

2. The net costs to be included in determining the gathering rates shall include: (a) operating and maintenance expenses; (b) depreciation and amortization expenses; (c) taxes other than income taxes; (d) return on rate base; (e) federal and state income taxes; and (f) other operating revenue credits.

3. For purposes of ¶ 2, the following guidelines will apply:

(a) Operation and Maintenance (O&M) Expenses. These expenses include gathering expenses recorded in FERC Account Nos. 750-754 and 756-769 and 807, including administrative and general (A&G) expenses in Account Nos. 920-932 (excluding 924.1, 928.1, 928.2 and 920.3) and 935.

(b) Depreciation and Amortization Expense. This includes gathering expenses recorded in FERC Account Nos. 403 and 404, including general and intangible amortization expense.

[1]

This shall include, but not be limited to, year-end annualization of labor costs; prior-period adjustments; removal of Cost or revenue abnormalities; depreciation and costs associated with capital investments for system additions.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(c) Taxes Other Than Income Taxes. This includes gathering expenses recorded in FERC Account Nos. 408.1 and 408.9, including payroll and property tax expense associated with general plant.

(d) Federal and State Income Taxes. Questar Pipeline’s combined federal and state income tax rate shall be applied to the equity portion of the return on rate base.

(e) Rate Base. The end-of-period rate base shall be determined from accounting data for the last month for which data are being used pursuant to ¶ 1 above (adjusted as necessary pursuant to that paragraph) and shall include that portion of the following that are directly related or allocable to the gathering services performed under this Agreement:

(i)	Gas plant,

(ii)	Accumulated depreciation and amortization,

(iii)	Working capital,

(iv)	Deferred income taxes, and

(v)	Questar’s general and intangible plant

(f) Rate of Return. The rate of return on rate base shall be the pre-tax rate of return specified for or derivable from the FERC’s determination of Questar’s transmission-service rates as they are effective at the end of the period. This shall incorporate:

(i)	The actual, embedded costs of debt and preferred stock dividend (if any) for Questar Pipeline Company.

(ii)	Questar Pipeline Company’s actual, end-of-period capital structure.

(g) The costs of Questar’s gathering activities determined under this Appendix shall be reduced by other operating revenues that are directly related to those costs.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Mountain Fuel Gathering Rates – Effective through August 31, 1995
	Rate[2]		Quantity[3]		Revenue
Reservation Charge	$	**/Dth	**		$	**
Usage Charge	$	**/Dth	**	[4]	$	**
Other Revenue					$	**
Total Revenue					$	**

[2]

Rates have been derived from the cost of service, revenues, and volumes for the 12 months ended December 1992. The total gathering cost of service includes $** of costs refunctionalized from the production function to the gathering function consistent with internal rates established in Docket No. RS92-9 (refer to page 1 of Exhibit G, of Questar’s October 1, 1992, filing in Docket No. RS92-9).

[3]	Quantities are stated in “dry” decatherms.
[4]

The usage quantity for this rate-design period is a projection of both Mountain Fuel’s own production and its purchased gas. (Projections are for rate-design purposes only; actual commodity quantities gathered will be used for billing purposes.) The projection of Questar-gathered Mountain Fuel production was taken from the most recent IRP or IRP update on file with the Public Service Commission of Utah. The Mountain Fuel purchased gas to be gathered by Questar was a projection developed by Questar’s Accounting Department from actual 1992 data.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

APPENDIX C

TO THE

GAS GATHERING AGREEMENT

DATED: OCTOBER 11, 1993

BETWEEN

MOUNTAIN FUEL SUPPLY COMPANY

AND

QUESTAR PIPELINE COMPANY

NEW WELL CONNECTION

REIMBURSEMENT UNDER § III(c)

For any new well to be connected to Questar’s gathering system under this Agreement that was not subject to this Agreement on the initial effective date, Mountain Fuel shall reimburse Questar according to the following formula:

Cr = (1.0 –f) x C

        (1.0 – t)

where

Cr	=	Amount to be reimbursed by Mountain Fuel to Questar.

C	=	Total actual cost of all new Questar gathering facilities required to connect the new well.

t	=	Combined marginal state and federal income tax rate applicable to Questar in the year of the well connection (as a decimal fraction).

f	=	“Deficiency factor” = Lesser of **,

B	=	“Baseline flow” = (F ÷ L) x I.

F	=	Average daily production of the well during a period of ** consecutive days (to be designated by Mountain Fuel) during the first ** months following connection of the well (in MMBtu/day).

L	=	Length of new gathering lateral to be installed by Questar to connect the new well to its gathering system (in miles).

J	=	Mountain Fuel’s working interest in the well to be connected (as a decimal fraction).

C-1